As filed with the Securities and Exchange Commission on June 19, 2001
                                                      Registration No. 33-49372



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                         Post-Effective Amendment No. 1
                                       to
                                    Form S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933
                            -------------------------

                             REDWOOD EMPIRE BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

              California                                        68-0166366
   (State or Other Jurisdiction of                             (IRS Employer
    Incorporation or Organization)                          Identification No.)

                              111 Santa Rosa Avenue
                        Santa Rosa, California 95404-4905
                    (Address of Principal Executive Offices)
                            -------------------------

                             REDWOOD EMPIRE BANCORP
                   AMENDED AND RESTATED 1991 STOCK OPTION PLAN
                            (Full Title of the Plan)
                            -------------------------

                                James E. Beckwith
              Executive Vice President, Chief Financial Officer and
                             Chief Operating Officer
                              111 Santa Rosa Avenue
                        Santa Rosa, California 95404-4905
                                 (707) 522-5215
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)



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



                                EXPLANATORY NOTE

         The Registrant is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on July 8, 1992 (File No. 33-49372) with respect to shares of the Registrant's Common Stock, no par value (the "Common Stock"), thereby registered for offer or sale pursuant to the Redwood Empire Bancorp Amended and Restated 1991 Stock Option Plan (the "1991 Plan"). A total of 225,000 shares were registered for issuance under the Registrant's 1991 Plan.

         The Registrant has since adopted a new stock option plan, the Redwood Empire Bancorp 2001 Stock Option Plan (the "2001 Plan"), which replaces the 1991 Plan as of the date the shareholders approved the 2001 Plan. No future awards will be made under the 1991 Plan. The total number of shares available for grant under the 1991 Plan on the date the Registrant's shareholders approved the 2001 Plan was 500 shares (the "Carried Forward Shares"). The Carried Forward Shares are hereby deregistered.

         Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 33-49372), the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the 2001 Plan, including but not limited to the Carried Forward Shares.

         In accordance with the principles set forth in Interpretation 89 under Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997 and Instruction E to the General Instructions of Form S-8, this Post-Effective Amendment No. 1 is hereby filed
(i) to reallocate the Carried Forward Shares from the 1991 Plan to the 2001 Plan and (ii) to carry over the registration fee paid for the Carried Forward Shares from the Registration Statement on Form S-8 filed for the 1991 Plan to the Registration Statement on Form S-8 for the 2001 Plan that is being filed contemporaneously with this Post-Effective Amendment No. 1.


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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Redwood Empire Bancorp, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on this 19th day of June, 2001.


REDWOOD EMPIRE BANCORP


By:        /s/ JAMES E. BECKWITH
           ---------------------------------
           James E. Beckwith
           Executive Vice President,
           Chief Financial Officer and
           Chief Operating Officer
           (Principal Financial Officer
           and Principal Accounting Officer)


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




We, the undersigned officers and directors of Redwood Empire Bancorp, do hereby constitute and appoint James E. Beckwith and Patrick W. Kilkenny, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign this Post-Effective Amendment and file it with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


      Signature                         Title                          Date


/s/ Dana R. Johnson                Chairman of the Board           June 19, 2001
---------------------------
Dana R. Johnson


/s/ Patrick W. Kilkenny    Chief Executive Officer, President      June 19, 2001
-------------------------            and Director
Patrick W. Kilkenny          (Principal Executive Officer)


/s/ Gregory J. Smith                   Director                    June 19, 2001
-------------------------
Gregory J. Smith


/s/ William B. Stevenson               Director                    June 19, 2001
---------------------------
William B. Stevenson






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





                                  EXHIBIT INDEX



  Exhibit No.    Description
  -----------    -----------

    24 Power of Attorney (included on signature page).



























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